Exhibit 3.6

STATE/DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION State of Delaware Secretary of State Division of Corporations Delivered 03:04 PM 03/10/2016 FILED 03:04 PM 03/10/2016 SR 20161593915 - File Number 5986139 First: The name of the limited liability company is TEX Operations Company LLC Second: The address of its registered office in the State of Delaware in the City of Wilmington Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ,") Fourth: <Insert any other matters the members determine to include herein.) In Witness Whereof, the undersigned have executed this Certificate of Formation this day of March 2016 By: Name: Ashley A. Burton

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF FORMATION OF TEX OPERATIONS COMPANY LLC TEX Operations Company LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the "Company"), does hereby certify: 1. The present name of the Company is TEX Operations Company LLC. 2. The original Ce1tificate of Formation was filed with the Secretary)' of State of the State of Delaware on March 10, 2016. 3. The Certificate of Amendment to the Certificate of Formation amends and restates Article First of the Certificate of Formation so that, as amended, said Article shall read in its entirety as follows: "First: The name of the corporation is Vistra Operations Company LLC." 4. The Certificate of Amendment shall become effective at 5:00 pm CST on Monday, November 14, 2016. IN WITNESS HEREOF the undersigned has executed this Certificate of Amendment this day of November, 2016. TEX Operations Company LLC

STATE OF DELAWARE CERTIFICATE OF AMENDMENT CHANGING ONLY THE REGISTERED OFFICE OR REGISTERED AGENT OF A LIMITED LIABILITY COMPANY The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows 1. The name of the limited liability company is VISTRA OPERATIONS COMPANY LLC 2. The Registered Office of the limited liability company in the State of Delaware is changed to 1675 South State St. (street), in the City of Dover Zip Code 19901. The name of the Registered Agent at such address upon whom process against 1his limited liability company may be served is Capital Services, lac

CERTIFICATE OF MERGER MERGING DYNEGY RESOURCE II, LLC, a Delaware limited liability company, WITH AND INTO VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company Vistra Operations Company LLC, a Delaware limited liability company (the "Company"), does hereby certify as follows: FIRST: Each of the Company and Dynegy Resource II, LLC (the "Subsidiary") is a limited liability company formed under the laws of the State of Delaware. SECOND: An Agreement and Plan of Merger, dated as of December 30, 2020 (the "Merger Agreement"), by and between the Company and the Subsidiary, as permitted under the laws of the State of Delaware and setting forth the terms and conditions of the merger of the Subsidiary with and into the Company, has been approved, adopted, executed and acknowledged by each of the constituent limited liability companies in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act. THIRD:    The name of the surviving limited liability company is Vistra Operations Company LLC. FOURTH: The current Certificate of Formation of the Company shall remain its Certificate of Formation. FIFTH The merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware. SIXTH: An executed copy of the Merger Agreement is on file at 6555 Sierra Drive, Irving, Texas 75039, the place of business of the surviving limited liability company. SEVENTH: A copy of the Merger Agreement will be furnished by the surv1vmg limited liability company on request, without cost, to any member of the constituent limited liability company. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate of Merger to be duly executed this 30th day of December, 2020. VISTRA OPERATIONS COMPANY LLC By: Name: Seth Rasmussen Title: Assistant Secretary